LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS



KNOW ALL MEN BY THESE PRESENTS:

	That I, ROB ALLYN, a director of
ACE Cash Express, Inc., a Texas corporation (the "Company"), have made, constituted and appointed Jay B. Shipowitz and Walter E. Evans, and each of them (with full power to act alone), my lawful attorneys-in-fact for me, in my name, place, and stead and on my behalf, to (1) prepare and sign any Form 3, Form 4 or Form 5 under Section 16 of the Securities Exchange Act of 1934, as amended ("Section 16"), with the Securities and Exchange Commission and The Nasdaq Stock Market or any other stock exchange on which the Company's capital stock is listed, and (2) take or cause to be taken any and all actions that are necessary or appropriate in connection with the foregoing.

	That I hereby give and grant to my said
attorneys-in-fact full power and authority to do and perform every act necessary and proper to be done in the exercise of any of the foregoing powers as fully as I might or could do if I was personally present; authorize and empower my attorneys-in-fact to make appointment of attorney-in-fact by substitution; and ratify and confirm all such lawful acts that my attorneys-in-fact or their substitute may do or cause to be done by virtue hereof.

	That this Limited Power of Attorney shall become effective on the date of signature and shall continue until I revoke it in writing or until I am no longer subject to the requirements of
Section 16, whichever is earlier, and shall not be affected by my disability or incompetence hereafter.

	IN WITNESS WHEREOF, I have
signed this document on August 23, 2004.


Signed:  Rob Allyn





STATE OF TEXAS

COUNTY OF DALLAS



	BEFORE ME, the undersigned Notary Public, on this day personally appeared Rob Allyn, known to me to be the person whose name is subscribed to the foregoing instrument, and, being by me first duly sworn, acknowledged to me that he executed the same for the purposes therein expressed.

	Given under my hand and seal of office this 23rd day of August, 2004.

	Signed:  Stacey Leverett
	Notary Public in and
for
	The State of Texas
	My commission expires: 01/09/2008